DGSE Companies, Inc. Announces Closing of Acquisition of Southern Bullion Trading

DALLAS—(BUSINESS WIRE)-September 14, 2011- DGSE Companies, Inc. (NYSE Amex: DGSE) (the “Company,” “DGSE” or “we”), which buys and sells jewelry, fine watches, diamonds, rare coins and precious metals products via traditional and internet channels, reported that it has completed its acquisition of 100 percent of Southern Bullion Trading, LLC (“SBT”) in exchange for the issuance of 600,000 restricted shares of the common stock of DGSE.  The sale and delivery of the shares to the members of SBT was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of the safe harbor articulated in Rule 506 of Regulation D, promulgated under the Securities Act (“Rule 506”).

The original letter of intent for the purchase of SBT by DGSE mandated downward adjustments to the purchase price in the event that (i) revenues of SBT did not meet a minimum of US$30,000,000 for fiscal year- end 2010 or (ii) operating earnings before adjustments for the same year did not meet a minimum of US$1,000,000.  We are pleased to report that, after an internal audit of SBT by DGSE, DGSE has determined that the revenues and operating earnings of SBT, before adjustments, exceeded both measures.

SBT is one of the largest precious-metals chains in the Southeast, with over twenty locations in Tennessee, Alabama, Georgia, North Carolina and South Carolina that buy and sell bullion, coins, paper money, pre-owned watches, diamonds and all forms of gold and silver.

Simultaneously with the closing of the SBT transaction, DGSE sold and issued 400,000 restricted shares of the common stock of DGSE in a private placement to its refining partner, NTR Metals, LLC (“NTR”), for $2,000,000 in cash.  The sale and delivery of the shares to NTR was also exempt from the registration requirements of the Securities Act by virtue of Rule 506.  The proceeds of this transaction are dedicated to the operations of SBT and will permit the further growth of this business.

“I am very pleased to report that we have successfully closed our acquisition of SBT,” stated William Oyster, President and COO of DGSE.  “SBT will extend our footprint into the Southeastern United States with over 20 locations at a time when both the buy and sell side interest in all aspects of the precious metals markets is robust. This acquisition is very complimentary to our existing businesses and is expected to be immediately accretive to our earnings.”

DGSE Companies, Inc. wholesales retails and auctions jewelry, diamonds, fine watches, and precious metal bullion and rare coin products to domestic and international customers through its Dallas Gold and Silver Exchange, Charleston Gold and Diamond Exchange, Superior Gold & Diamond Exchange operations as well as through the internet. DGSE also owns Fairchild International, Inc., one of the largest vintage watch wholesalers in the country.  In addition to its retail facilities in Dallas and Euless, Texas, Charleston, South Carolina and Woodland Hills, California, the Company operates internet websites which can be accessed at www.dgse.com and through Superior Gold & Diamond Exchange website at www.sgde.com and Charleston Gold & Diamond Exchange at www.cgdeinc.com.  Real-time price quotations and real-time order execution in precious metals are provided on another DGSE web site at www.USBullionExchange.com. Wholesale customers can access our full vintage watch inventory through the restricted site at www.FairchildWatches.com. DGSE also purchases precious metals, rare coins, watches, diamonds and jewelry through www.AmericanGoldandSilverExchange.com, and over 900 supporting websites. DGSE also operates an independent website at www.dgsetreausurehunt.com that allows consumers to purchase one of a kind items collected throughout its system. DGSE BullionExpress are specialty precious metals stores currently located in Dallas, Texas and Woodland Hills, California.

The Company is headquartered in Dallas, Texas and its common stock trades on NYSE Amex Exchange under the symbol “DGSE”.

This press release includes statements which may constitute 'forward-looking" statements, usually containing the words "believe", "estimate", 'project", "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company's products and services in the marketplace, competitive factors, dependence upon third-party vendors, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. In addition to the results presented in accordance with Generally Accepted Accounting Principles throughout this press release, DGSE has presented non-GAAP financial measures such as EBITDA. The Company believes that these non-GAAP measures, viewed in addition to and not in lieu of the Company's reported GAAP results, provide useful information to investors because they are an integral part of the Company's internal evaluation of operating performance. In addition, they are measures that DGSE uses to evaluate management's effectiveness. DGSE’s non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies.

DGSE Companies, Inc.
William Oyster, 972-484-3662
President and Chief Operating Officer
or
Investor Relations: Neal Feagans
Feagans Consulting, Inc., 303-449-1184